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                                                                  Exhibit 23(iv)



                    Independent Auditors' Consent



To the Board of Directors and Stockholders
Of Bank of Tazewell County:



We consent to the use of our report included herein and to the reference to our firm under the heading of "Experts" in the Prospectus/Proxy Statement.



                                                       COOK ASSOCIATES, LLP


December 8, 1995